SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: August 16, 2004

CAN/AM AUTOSALES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-103986	98-0384073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1577 W. 4th Ave., Vancouver, B.C.

Canada V6J 1L6

(Address of principal executive offices)

Registrant's telephone number, including area code: 604-732-3799

_______________________________________________

(Former name or former address, if changed since last report)

Item 5. Other Event

On August 16, 2004, The Company signed a Letter of Intent to purchase all of the stock of a London company that owns a number of businesses, including a major European financial institution and a financial software platform. The combined net income of these businesses in 2003 was in excess of $30,000,000 US. Both sides are working on a definitive agreement, which proposes to involve a stock exchange of Can Am stock for the London company stock. If the agreement is signed, the London company will become the majority shareholder of Can Am. The Letter calls for an agreement to be signed no later than September 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                            CAN/AM AUTOSALES, INC.

August 19, 2004                                                                /s/ Triantfyllos Groumoutis

Date                                                                                    Triantfyllos Groumoutis, President